Exhibit 99.1

C&J Energy Services and Nabors Industries

Complete Combination Transaction

HAMILTON, Bermuda, March 24, 2015 / PRNewswire/ — C&J Energy Services, Inc. (“C&J”) and Nabors Industries Ltd. (“Nabors”) announced today the completion of the combination of C&J with Nabors’ completion and production services business.  The resulting combined company, which has been renamed C&J Energy Services Ltd. (“New C&J”), is one of the largest completion and production services providers in North America led by the current C&J management team, with Josh Comstock serving as Chief Executive Officer and Chairman of the Board, and Randy McMullen serving as President and Chief Financial Officer.  New C&J is headquartered in Bermuda and its common shares have been listed on the NYSE under the ticker symbol “CJES”. Nabors received approximately $688 million in cash from C&J as a portion of the consideration for the transaction and now owns approximately 53% of the outstanding and issued common shares of New C&J, with the remainder held by former C&J shareholders.

Josh Comstock, Founder, Chairman and Chief Executive Officer of New C&J stated, “Today is an extraordinary and exciting day for both C&J and Nabors. Among the many strategic benefits of this combination is the transformative increase in scale, driving the rapid advancement of our goal of growing C&J from what we started as a single-crew pressure pumping company to what is now a leading diversified provider of technologically advanced oilfield services. With this combination, we have greatly expanded our capabilities and resources in a critical step to diversify our business, positioning New C&J to benefit from future opportunities and manage market challenges.  We are eager to capitalize on the significantly larger asset base and geographic footprint of our combined company as we focus on building upon the successes that have been achieved through implementing C&J’s best-in-class operational model.  New C&J is equipped to deliver meaningful strategic, financial and operational value to our shareholders, customers and employees.”

“This is a winning combination,” said Anthony G. Petrello, Chairman, Chief Executive Officer and President of Nabors. “We would like to thank our employees for their dedication and hard work in building a leading provider of completion and production services in North America. We are very proud of their contributions and efforts through the years. We believe the combined company will be more capable and better-positioned to serve customers and compete on a global level than either company would have realized on their own. With a majority ownership, our shareholders retain a significant stake in a larger, premier provider of completion and production services, while benefitting from the growth of New C&J.”

Transaction Structure

The transaction was originally announced on June 25, 2014, with the execution of a definitive merger agreement to combine C&J with Nabors’ completion and production services business in the U.S. and Canada. Under the terms of the transaction agreements, Nabors separated its completion and production services business in the United States and Canada from the rest of its operations and consolidated this business under New C&J. A Delaware subsidiary of New C&J then merged into C&J, with C&J surviving the merger as a subsidiary of New C&J.  Effective upon closing of the transaction, common shares of C&J have been converted into common shares of New C&J on a 1-for-1 basis.

At closing, Nabors received total consideration valued, based on C&J’s closing stock price on March 23, 2015, at approximately $1.4 billion, comprised of approximately 62.5 million New C&J common shares and approximately $688 million in cash. Nabors has agreed not to sell any common shares received in the transaction for a period of 180 days following closing.

New C&J financed the transaction with term loans and borrowings under its new $600 million revolving credit facility. Specifically, the financing consisted of $90 million drawn under the combined company’s new revolving credit facility, along with a new term loan B comprised of a $575 million term loan B-1 that matures 5 years after closing and a $485 million term loan B-2 that matures 7 years after closing.

Advisors

Citi and Tudor, Pickering, Holt & Co. acted as C&J’s financial advisors in connection with the transaction.  Vinson & Elkins L.L.P. acted as C&J’s legal advisor.  Fried, Frank, Harris, Shriver & Jacobson LLP acted as C&J’s tax and debt financing counsel.

Goldman, Sachs & Co. and Lazard Ltd. acted as Nabors’ financial advisors in connection with the transaction.  Milbank, Tweed, Hadley & McCloy LLP acted as Nabors’ legal advisor, and Deloitte Tax LLP acted as Nabors’ tax advisor.

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About C&J Energy Services Ltd.

C&J is a leading provider of completion and production services, with one of the largest completion services and workover and well servicing rig fleets in North America.  C&J operates in some of the most active North American onshore basins with facilities across the United States and Western Canada. C&J also has an office in Dubai and is in the process of establishing an operational presence in key countries in the Middle East.  For additional information about C&J, please visit www.cjenergy.com.

About Nabors Industries Ltd.

Nabors owns and operates the world’s largest land-based drilling rig fleet. The company is a leading provider of offshore platform workover and drilling rigs in the U.S. and multiple international markets. Nabors provides innovative drilling technology and equipment, directional drilling and comprehensive oilfield services in most of the significant oil and gas markets in the world. For additional information about Nabors, please visit www.nabors.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These include statements regarding the effects of the transactions, estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties and are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. For example, statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to stockholders, future economic and industry conditions, the transactions (including its benefits, results, and effects), and the attributes of the transactions and the combined company, are forward-looking statements within the meaning of federal securities laws.

These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of C&J, Nabors and New C&J, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: potential adverse reactions or changes to business relationships resulting from the completion of the transactions; competitive responses to the transactions; costs and difficulties related to the integration of C&J’s business and operations with Nabors’ completion and production services business and operations; the inability to obtain or delay in obtaining cost savings and synergies from the transactions; unexpected costs, charges or expenses resulting from the transactions; the outcome of pending or potential litigation; the inability to retain key personnel; uncertainty of the expected financial performance of the combined company; and any changes in general economic and/or industry specific conditions.

C&J, Nabors and New C&J caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Nabors’, New C&J’s and C&J’s most recently filed Annual Reports on Form 10-K, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. All subsequent written and oral forward-looking statements concerning Nabors, C&J, New C&J, the merger or other matters attributable to Nabors, New C&J and C&J or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Each forward looking statement speaks only as of the date of the particular statement, and none of Nabors, New C&J or C&J undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

C&J Energy Services Investor Contact

C&J Energy Services Ltd.

investors@cjenergy.com

+1 713 260-9986

C&J Energy Services Media Contacts

Abernathy MacGregor

Tom Johnson or Luke Barrett — +1 212 371-5999

Glen Orr — +1 713 205-7770

Nabors Industries Investor & Media Contact

Dennis A. Smith, Director of Corporate Development & Investor Relations

+1 281 775-8038

SOURCE:

C&J Energy Services Ltd.

Nabors Industries Ltd.